UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2009

NATURALNANO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-49901	87-0646435
(Commission File Number)	(IRS Employer Identification No.)

832 Emerson Street
Rochester, New York 14613
(Address of Principal Executive Offices, Zip Code)

(585) 267-4848
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5-Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As described in the Current Report on Form 8-K filed on February 19, 2009, Catherine Fleisher and Kent A. Tapper resigned from their positions as officers of NaturalNano, Inc., a Nevada corporation (the “Registrant”). To fill the vacancies created by their resignations, on February 19, 2009, James Wemett, the sole director and officer of the Registrant, appointed Kathleen Browne as Acting Chief Financial Officer, effective immediately, to serve at the discretion of the Board, until her successor is duly appointed and qualified.

Kathleen Browne is an experienced senior financial executive with an extensive background in public accounting, manufacturing and business service industries, SEC reporting and SOX compliance. Ms. Browne previously served as the CFO of NaturalNano, as the Chief Accountant at Paychex, as the Vice-President of Finance and Corporate Controller of W. R. Grace. Ms. Browne is a cerified public accountant with thirteen years of audit experience with the firm of PricewaterhouseCoopers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

By: /s/ James Wemett
Name: James Wemett
Title: Acting President and Chief Executive Officer

Date: February 19, 2009